CERTIFICATE OF AMENDMENT


                       OF THE CERTIFICATE OF INCORPORATION

                                       OF

                     FIRST INVESTORS LIFE INSURANCE COMPANY

                        UNDER SECTION 805 OF THE BUSINESS
                        CORPORATION LAW AND SECTION 53 OF
                                THE INSURANCE LAW


                             * * * * * * * * * * * *

         WE, THE UNDERSIGNED, RICHARD H. GAEBLER and GRACE C. SORENSEN, being respectively the President and the Secretary of FIRST INVESTORS LIFE INSURANCE COMPANY hereby certify:

         1.  The  name of the  corporation  is FIRST  INVESTORS  LIFE  INSURANCE
COMPANY.

         2. The Certificate of Incorporation of said corporation was filed by the Superintendent of Insurance on the 6th day of September, 1962 and a Certificate of Amendment thereto was filed by the Superintendent of Insurance on the 9th day of April, 1965.

         3. The amendment to the Certificate of Incorporation effected by this Certificate is as follows: The first and second paragraphs of Article X of the Certificate of Incorporation, relating to the Annual Meeting of Stockholders, are hereby amended so that the first paragraph is deleted and the second paragraph is amended to read as follows:

                           "Notice of the time and place of the Annual Meeting of Stockholders shall be given as prescribed in the By-Laws and as required by law, including notice to the Superintendent of Insurance of the State of New York to the extent required by law."

         4. The amendment was authorized by vote of the shareholders of First Investors Life Insurance Company at a meeting held June 4, 1974 upon notice pursuant to Section 605 of the Business Corporation Law of the State of New York.

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         IN WITNESS  WHEREOF,  we have signed this certificate on the 1st day of
October, 1974.

                                               /s/ Richard H. Gaebler
                                               ----------------------
                                                  Richard H. Gaebler
                                                      President



                                               /s/ Grace C. Sorensen
                                               ----------------------
                                                   Grace C. Sorensen
                                                       Secretary



STATE OF NEW YORK                )
                                 :
COUNTY OF NEW YORK               )


         RICHARD H. GAEBLER, being duly sworn, deposes and says that he is the President of First Investors Life Insurance Company, that he has read the foregoing certificate and knows the contents thereof and that the statements therein contained are true.



                                               /s/ Richard H. Gaebler
                                               ----------------------


Sworn to before me this
1st day of October, 1974


/s/ Winifred M. Veracka
-----------------------
Winifred M. Veracka
Notary Public State of New York